                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 3

                               THOMAS GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                              THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                SEPTEMBER 30,                  SEPTEMBER 30,
                                                        --------------------------      --------------------------
                                                           1997            1996            1997            1996
                                                        ----------      ----------      ----------      ----------

Primary EPS
Weighted Average Shares Outstanding ..............       6,102,645       5,938,132       6,085,812       5,965,086
Weighted Average Options Outstanding (Table I) ...         289,286         391,573         222,284         398,041
Weighted Average Warrants Outstanding (Table II)..           4,725           9,911              --           4,918
                                                        ----------      ----------      ----------      ----------
Weighted Average Shares and Share Equivalents
    Outstanding ..................................       6,392,031       6,339,616       6,308,096       6,368,045
                                                        ==========      ==========      ==========      ==========

Net Income .......................................      $1,301,000      $  345,000      $3,510,000      $4,132,000
                                                        ==========      ==========      ==========      ==========

Earnings Per Common and Common Equivalent Share...      $     0.20      $     0.05      $     0.56      $     0.65
                                                        ==========      ==========      ==========      ==========


FULLY-DILUTED EPS
Weighted Average Shares Outstanding ..............       6,102,645       5,938,132       6,085,812       5,965,086
Weighted Average Options Outstanding (Table I) ...         326,048         391,248         314,021         406,172
Weighted Average Warrants Outstanding (Table II)..           6,311           9,911           3,154           4,918
                                                        ----------      ----------      ----------      ----------
Weighted Average Shares and Share Equivalents
    Outstanding ..................................       6,435,003       6,339,291       6,402,987       6,376,176
                                                        ==========      ==========      ==========      ==========

Net Income .......................................      $1,301,000      $  345,000      $3,510,000      $4,132,000
                                                        ==========      ==========      ==========      ==========

Earnings Per Common and Common Equivalent Share...      $     0.20      $     0.05      $     0.55      $     0.65
                                                        ==========      ==========      ==========      ==========

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 3

                               THOMAS GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                 TABLE I - WEIGHTED AVERAGE OPTIONS OUTSTANDING

                                                                THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                               SEPTEMBER 30,
                                                          -------------------------------          -------------------------------
                                                              1997               1996                   1997             1996
                                                          ------------       ------------          ------------     --------------

PRIMARY EPS
Weighted Average Options Outstanding ...............         1,490,456          1,215,565             1,439,447        1,261,101
Average Exercise Price .............................      $      9.649       $      9.537          $      9.645     $     9.3545
                                                          ------------       ------------          ------------     ------------
Exercise Proceeds ..................................      $ 14,382,040       $ 11,592,984          $ 13,884,106     $ 11,797,008
                                                          ============       ============          ============     ============

Average FMV Per Share During Period ................      $    12.4241       $    16.0595          $    10.3837     $    15.5881
Shares Repurchased (limited to 20% of shares
    outstanding) ...................................        (1,157,592)          (722,240)           (1,217,163)        (744,668)
Shares Repurchased Assuming Utilization of Tax
    Benefit on Exercise of Non-Qualified Options(1).           (43,478)          (102,077)                              (110,261)
                                                          ------------       ------------          ------------     ------------
Total Shares Repurchased ...........................        (1,201,070)          (824,317)           (1,217,163)        (854,929)
                                                          ------------       ------------          ------------     ------------
Incremental Shares from Options ....................           289,386            391,248               222,284          406,172
                                                          ============       ============          ============     ============

FULLY-DILUTED EPS
Weighted Average Options Outstanding ...............         1,490,456          1,215,565             1,439,447        1,261,101
Average Exercise Price .............................      $      9.649       $      9.537          $      9.645     $     9.3545
                                                          ------------       ------------          ------------     ------------
Exercise Proceeds ..................................      $ 14,382,040       $ 11,592,984          $ 13,884,106     $ 11,797,008
                                                          ============       ============          ============     ============

FMV Per Share End of Period ........................      $     12.875       $    16.0595 (2)      $     12.875     $    16.0595 (2)
Shares Repurchased (limited to 20% of shares
     outstanding) ..................................        (1,116,591)          (721,877)           (1,078,759)        (756,796)
Shares Repurchased Assuming Utilization of Tax
     Benefit on Exercise of Non-Qualified
     Options(1).....................................           (37,817)          (102,114)              (46,667)        (106,265)
                                                          ------------       ------------          ------------     ------------
Total Shares Repurchased ...........................        (1,164,408)          (823,991)           (1,125,426)        (863,061)
                                                          ------------       ------------          ------------     ------------
Incremental Shares from Options ....................           326,048            391,573               314,021          398,041
                                                          ============       ============          ============     ============


(1) Non-qualified options generate a tax deduction for the company in the amount of the employee's taxable gain, if any, on exercise. The savings in taxes payable are also assumed to be used to purchase outstanding shares of common stock.

(2) FMV at end of period was less than the average FMV during the period. Average FMV per share was therefore used for fully-diluted computation.

                                                                      EXHIBIT 11
                                                                     PAGE 3 OF 3

                               THOMAS GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                TABLE II - WEIGHTED AVERAGE WARRANTS OUTSTANDING

                                                 THREE MONTHS ENDED               Nine Months Ended
                                                     SEPTEMBER 30,                    September 30,
                                             --------------------------      --------------------------
                                                 1997           1996            1997            1996
                                             ----------      ----------      ----------      ----------

PRIMARY EPS
Weighted Average Warrants Outstanding..         225,000         175,000         200,000         175,000
Exercise Price ........................      $   14.283      $    15.15      $    14.66      $    15.15
                                             ----------      ----------      ----------      ----------
Exercise Proceeds .....................      $3,213,750      $2,651,250      $2,932,500      $2,651,250
                                             ==========      ==========      ==========      ==========

Average FMV Per Share During Period ...      $  12.4241      $  16.0595      $  10.3837      $  15.5881
Shares Repurchased ....................          45,275         165,089             --          170,082
                                             ----------      ----------      ----------      ----------
Incremental Shares from Warrants ......           4,725           9,911             --            4,918
                                             ==========      ==========      ==========      ==========


FULLY-DILUTED EPS
Weighted Average Warrants Outstanding..         225,000         175,000         200,000         175,000
Exercise Price ........................      $   14.283      $    15.15      $    14.66      $    15.15
                                             ----------      ----------      ----------      ----------
Exercise Proceeds .....................      $3,213,750      $2,651,250      $2,932,500      $2,651,250
                                             ==========      ==========      ==========      ==========

FMV Per Share End of Period ...........      $   12.875      $  15.5881 (1)  $   12.875      $  15.5881 (1)
Shares Repurchased ....................          43,689         165,089          21,846         170,082
                                             ----------      ----------      ----------      ----------
Incremental Shares from Warrants ......           6,311           9,911           3,154           4,918
                                             ==========      ==========      ==========      ==========